Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Intermediate Term Series--403, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-63415 of our opinion dated March 20, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How the Funds Work--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 28, 2000